UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 1, 2006

Arena Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	23-2908305	000-31161
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation)		Identification No.)

6166 Nancy Ridge Drive, San Diego California		92121
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (858) 453-7200

Not Applicable.

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01                                             Other Events.

On February 2, 2006, Arena Pharmaceuticals, Inc. (the “Company”) announced that the underwriters have exercised an over-allotment option to purchase an additional 885,016 shares of its common stock in connection with its follow-on stock offering that priced on January 26, 2006. Including the over-allotment shares being purchased, the offering will total 10,637,524 shares at a public offering price of $16.90 per share. After deducting the underwriting discounts and commissions and other expenses of the offering, the Company expects the proceeds of the offering to be approximately $169.0 million.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARENA PHARMACEUTICALS, INC.

Dated: February 2, 2006	By:	/s/ Steven W. Spector
Steven W. Spector, Senior Vice President, General Counsel and Secretary